Exhibit 99.1

FOR IMMEDIATE RELEASE

Quantum Computing Inc. Completes Acquisition of Luminar Semiconductor, Inc.

●	Transaction strengthens QCi’s technology roadmap and advances QCi toward becoming a vertically integrated, domestic provider of photonics and quantum platforms

HOBOKEN, NJ – FEBRUARY 2, 2026 – Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, quantum optics and integrated photonics technology company, today announced the completion of acquiring Luminar Semiconductor, Inc. (“LSI”), a wholly owned subsidiary of Luminar Technologies, Inc. (“Luminar”) (Nasdaq: LAZR), in an all-cash transaction valued at $110 million (the “Transaction”).

The acquisition represents a significant milestone in QCi’s strategy to build a vertically integrated, product-driven photonics and quantum technology platform. The acquisition supports the Company’s long-term strategic roadmap and is expected to add annual revenue to QCi’s financial profile.

“This acquisition allows us to move forward with a combination that is highly strategic for QCi,” said Yuping Huang, CEO and Chairman of the Board of QCi. “LSI is important to our technology roadmap, and the deep technical expertise of the LSI team will be key to our joint success. While much of the industry remains tethered to large-size, cryogenic systems, QCi now owns the architecture required to deliver chip-scale quantum hardware that operates at room temperature. By integrating our thin-film lithium niobate (TFLN) platform with LSI’s lasers, detectors, packaging, and manufacturing capabilities, we gain ownership of the photonics signal chain from light generation through detection and processing, enabling us to shrink complex quantum systems into high-performance, compact products that are mass producible. This acquisition accelerates our transition from technology innovation to scalable manufacturing, reinforcing our mission to put quantum-enabled solutions into the hands of people.”

LSI brings established capabilities in lasers, detectors, advanced packaging, and manufacturing, complementing QCI’s leadership in TFLN integrated photonics. Together, the combined platform enables end-to-end control of photonic system design and manufacturing, positioning QCi as a vertically integrated photonics leader.

The transaction is expected to be supported by a fully domestic manufacturing platform, aligning with demand for U.S.-based technology solutions and reshoring initiatives. This positioning can enhance QCi’s ability to serve government and defense-related customers, including aerospace and national security applications.

LSI will operate as a wholly owned subsidiary of QCi, maintaining its long-standing commercial relationships in aerospace, defense and industrial markets. These programs provide near-term revenue visibility and a strategic foothold for QCi to expand its offerings into established markets over time. Leveraging LSI’s experience developing and deploying mission-critical hardware, its veteran engineering team and extensive patent portfolio add the industrial depth needed to advance QCi’s quantum innovations from technology to scalable manufacturing.

On January 12, 2026, the Company announced that it had also submitted a stalking horse bid for certain of Luminar Technologies’ LiDAR assets. The Company ultimately elected not to pursue the acquisition of these assets consistent with its disciplined approach to capital allocation and long-term value creation.

Additional details regarding integration plans and future milestones will be shared in the coming months.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is an innovative, quantum optics and integrated photonics technology company that provides accessible and affordable quantum machines and foundry services for the production of photonic chips based on thin-film lithium niobate. QCi’s products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technologies and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, and cybersecurity, as well as remote sensing applications.

Company Contact:

Rosalyn Christian/John Nesbett
IMS Investor Relations
qci@imsinvestorrelations.com

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and forecasts, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “enhance,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief, or current expectations of QCi and members of its management as well as the assumptions on which such statements are based. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the occurrence of any event, change or other circumstances under which the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of LSI, diversion of management’s attention from ongoing business operations and opportunities, operating costs and business disruption following the Transaction, exposure to potential litigation, the integration of Luminar Semiconductor’s products and technologies with QCi, and the acceleration of QCi’s development roadmap, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.